Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51717) and the Registration Statement (Form S-8 No. 333-74832) pertaining to the 401(k) Plan (formerly Employee Stock Ownership Plan) of Virco Mfg. Corporation of our report dated May 30, 2003, with respect to the financial statements and schedules of the Virco Mfg. Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP
Long Beach, California
June 24, 2003

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